Exhibit (c)(98)

Confidential – Preliminary Draft PROJECT BRONCO CONFIDENTIAL DISCUSSION MATERIALS December 27, 2018 Project Bronco |

Confidential – Preliminary Draft RELATIVE PRICE PERFORMANCE Project Bronco |

Confidential – Preliminary Draft ANTERO FAMILY PRICE PERFORMANCE – SINCE 1/1/18 AR AM AMG P AMZ 30.0% 20.0% 10.0% 0.0% (10.0%) (18.7%) (20.0%) (25.9%) (30.0%) Announced (40.0%) (43.3%) (48.1%) (50.0%) (60.0%) 01/01/18 03/01/18 04/30/18 06/29/18 08/28/18 10/27/18 12/26/18 Page 1 Project Bronco | Source: Capital IQ. 1/18/18: Analyst Day 1/29/18: Sailing Stone files 13D 2/26/18: Announced formation of Special Committee 10/9/18: AM/AMGP simplification Post Simplification - Current AR AM AMGP AMZ (49.3%) (36.5%) (40.1%) (20.6%) Pre 13D Filing - Pre Simplification AR AM AMGP AMZ (5.6%) (11.0%) (22.3%) (7.9%) Pre Analyst Day - 13D Filing AR AM AMGP AMZ 1.1% 7.0% 5.4% 1.9%

Confidential – Preliminary Draft AM-AMGP EXCHANGE RATIO Represents the historical implied exchange ratio of AM / AMGP 2.00x Current: 1.924x 1.90x Ratio to AM: 1.833x Ratio to AR: 1.776x 1.80x 1.70x 1.60x 1.50x 1.40x 1.30x 01/01/18 03/13/18 05/24/18 08/04/18 10/15/18 12/26/18 Page 2 Project Bronco | Source: Capital IQ. Implied Exchange Ratio 10/9/18 (Pre-mkt): Announced AM/AMGP simplification

Confidential – Preliminary Draft SUMMARY: REVISED GUIDANCE Project Bronco |

Confidential – Preliminary Draft STATUS QUO ANTERO MIDSTREAM EBITDA DCF ($ in millions) ($ in millions) $1,642 $1,421 $1,142 $928 $728 '19E '20E '21E '22E '19E '20E '21E '22E Distribution per LP Unit Coverage Ratio 1.30x $4.10 $3.76 1.12x 1.11x 1.05x 1.04x 1.05x 1.04x '19E '20E '21E '22E '19E '20E '21E '22E Page 3 Project Bronco | Source: Antero management. 1.16x $3.42 $3.42 $2.85 $2.85 $2.21 $2.21 3-Yr Distr. CAGR Pri or22.9% Revi s ed19.4% $1,413 $1,337 $1,464 $1,222 $989 $890 $1,219 $1,145 $1,277 $1,027 $843 3-Yr Distr. CAGR Pri or19.0% Revi s ed20.6% 3-Yr Distr. CAGR Pri or18.4% Revi s ed18.0% Prior Base CaseRevised Base Case

Confidential – Preliminary Draft STATUS QUO ANTERO MIDSTREAM (CONT.) Growth Capex Leverage ($ in millions) Net Debt / LTM EBITDA 2.5x 2.6x $776 2.4x $744 2.2x $705 $656 '19E '20E '21E '22E '19E '20E '21E '22E Page 4 Project Bronco | Source: Antero management. $386 $308 $294 $113 2.3x 2.3x 2.1x 2.0x Total Capex ('19-'22) Pri or $2,112 Revi s ed $1,870 Prior Base CaseRevised Base Case

Confidential – Preliminary Draft STATUS QUO AMGP After-Tax DCF Distribution per Share ($ in millions) $2.22 $414 '19E '20E '21E '22E '19E '20E '21E '22E Page 5 Project Bronco | Source: Antero management. $324$324 $369 $249 $249 $165 $165 $1.74 $1.74 $1.98 $1.34 $1.34 $0.89 $0.89 3-Yr Distr. CAGR Pri or35.8% Revi s ed30.7% Prior Base CaseRevised Base Case

Confidential – Preliminary Draft NEW ANTERO MIDSTREAM (OR PRO FORMA AMGP) Dividend per Share Dividend Growth 29% 29% 29% 28% $2.31 $2.30 '19E '20E '21E '22E '19E (1) '20E '21E '22E Coverage Ratio Leverage Net Debt / LTM EBITDA 1.32x 3.2x 1.24x 1.23x 3.1x 2.9x 1.19x 1.13x 1.15x 2.5x '19E '20E '21E '22E '19E '20E '21E '22E Source: Antero management. (1)Growth rate assuming an all-in exchange ratio of 1.776x. Page 6 Project Bronco | 2.7x 2.7x 2.5x 2.2x 1.10x 1.07x $1.93 $1.92 $1.60 $1.60 $1.24 $1.24 20% 20% 20% 20% 3-Yr Distr. CAGR Pri or22.9% Revi s ed22.8% Prior Base CaseRevised Base Case

Confidential – Preliminary Draft PRO FORMA IMPACT TO AR $4.41 $3.94 $3.89 $3.79 $3.54 $3.51 $3.19 $2.96 $2.82 $2.63 $2.42 $2.24 '19E '20E '21E '22E Dividends Cash at close $3.00 $3.00 $3.76 $3.70 $3.68 $3.42 $3.09 $3.07 $2.85 At Clos e '19E '20E '21E '22E $372 $366 $364 $297 Through 2022 Page 7 Project Bronco | Source: Antero management. $297 $219 $282 $338 $197 $196 $254 $253 $305 $303 $1,419 $1,413 $1,210 $0 At Clos e '19E '20E '21E '22E Total C ash Total Cash to AR from Midstream Holdings ($ in millions) 1.04x 1.19x 1.07x $2.57 $2.56 1.04x $2.21 $1.99 $1.99 1.05x 1.23x 1.15x 1.24x 1.10x 1.12x 1.32x 1.13x Dividend per AR-Owned AM Unit DCF per AR-Owned AM Unit Status Quo: Revised Base CasePrior PF Base CaseRevised PF Base Case

Confidential – Preliminary Draft PRO FORMA IMPACT TO AR Dividend per Share – OLD PROJECTIONS Dividend per Share – NEW PROJECTIONS Cumulative Accretion: $1.77 Cumulative Accretion: $2.06 $4.10 $3.76 $3.68 $3.42 $3.00 $3.00 $3.09 $3.07 $2.85 $2.85 $2.57 $2.56 At Close '19E '20E '21E '22E At Close '19E '20E '21E '22E Dividend per Share @ 1.2x Flat Coverage – NEW PROJECTIONS Cumulative Accretion: $2.44 $3.32 $3.28 $3.03 $3.00 $2.93 $2.54 $2.35 $2.10 $1.87 At Close '19E '20E '21E '22E Page 1 Project Bronco | Source: Antero management. Accretion / (Dilution) $3.00 ($0.23) ($0.19) ($0.10) ($0.04) NA (10.9%) (7.7%) (3.3%) (1.2%) 1.04x 1.07x 1.04x $2.21 $1.99 1.05x 1.15x 1.10x 1.12x 1.13x $3.42 1.05x $3.70 1.19x 1.11x $2.21 $1.99 1.16x 1.23x 1.24x 1.31x 1.32x Accretion / (Dilution) $3.00 ($0.22) ($0.29) ($0.35) ($0.08) NA (10.1%) (10.0%) (10.3%) (2.2%) Accretion / (Dilution) $3.00 ($0.22) ($0.28) ($0.33) ($0.40) NA (9.8%) (9.8%) (9.8%) (9.7%) StandalonePro Forma